EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-48901), pertaining to the MSC Industrial Direct 401(k) Plan,

(2)	Registration Statement (Form S-8 No. 333-70293), pertaining to the Associate Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-130899 and Form S-8 No. 333-164362), pertaining to the 2005 Omnibus Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-156850, Form S-8 No. 333-201523, Form S-8 No. 333-252474, and Form S-8 No. 333-292858), pertaining to the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-201522), pertaining to the 2015 Omnibus Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-271108), pertaining to the 2023 Omnibus Incentive Plan;

of our reports dated October 22, 2026, with respect to the consolidated financial statements and financial statement schedule listed in the Index at item 15(a) of MSC Industrial Direct Co., Inc., and the effectiveness of internal control over financial reporting of MSC Industrial Direct Co., Inc. included in this Annual Report (Form 10-K) of MSC Industrial Direct Co., Inc. for the year ended August 29, 2026.

/s/ Ernst & Young LLP

Charlotte, North Carolina
October 22, 2026